SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement       [ ]   Confidential, for Use of
                                             the Commission Only
[X]  Definitive Proxy Statement              (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              GRILL CONCEPTS, INC.
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5.   Total fee paid:

          ----------------------------------------------------------------------

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ----------------------------------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3.   Filing Party:

          ----------------------------------------------------------------------

     4.   Date Filed:

          ----------------------------------------------------------------------

                              GRILL CONCEPTS, INC.
                       11661 San Vicente Blvd., Suite 404
                          Los Angeles, California 90049



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, JUNE 21, 2000



To the Shareholders of Grill Concepts, Inc.:

     An Annual Meeting of Shareholders of Grill Concepts, Inc. (the "Company") will be held at The Grill on the Alley, 9560 Dayton Way, Beverly Hills, California 90210, at 9:30 a.m., on Wednesday, June 21, 2000 for the following purposes:

     1. To elect six directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

     2.   To    consider   a   proposal   to   ratify   the    appointment    of
          PricewaterhouseCoopers LLP as the Company's independent certifying accountants.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 24, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

     YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                           By Order of the Board of Directors



                                           Michael Weinstock
                                           Secretary


Los Angeles, California
April 26, 2000

                              GRILL CONCEPTS, INC.
                       11661 San Vicente Blvd., Suite 404
                          Los Angeles, California 90049

                                 ---------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 21, 2000

                                 ---------------

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Grill Concepts, Inc. (the "Company") for use at the 2000 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held at The Grill on the Alley, 9560 Dayton Way, Beverly Hills, California 90210, on Wednesday, June 21, 2000 at 9:30 a.m. local time. This Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about April 30, 2000.

Proxies

     The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted FOR the election to the Board of Directors of the nominees of the Board of Directors named herein, FOR the ratification of the appointment of the designated independent accountants, and as the proxy holders deem advisable on other matters that may come before the meeting. Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing a later dated proxy. Proxies will be deemed revoked by voting in person at the Annual Meeting.

Voting Securities

     Shareholders of record at the close of business on April 24, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the total number of shares of common stock of the Company, $.00004 par value per share (the "Common Stock"), outstanding and entitled to vote was 4,003,738. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date. Additionally, every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder as of the Record Date, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes.

Quorum and Other Matters

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgment.

     Shares of Common Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Each of the matters scheduled to come before the Annual Meeting requires the approval of a majority of the votes cast at the Annual Meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors or any other matter.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     Six directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and shall have qualified. The Board of Directors has nominated Robert L. Wechsler, Robert Spivak, Michael Weinstock, Charles Frank, Glenn Golenberg and Keith Wolff to serve as directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company, except for Keith Wolff. Directors shall be elected by shareholders holding a plurality of the shares of Common Stock present at the Annual Meeting. It is the intention of the persons named in the form of proxy, unless authority is withheld, to vote the proxies given them for the election of all of the Nominees. In the event, however, that any one of them is unable or declines to serve as a director, the appointees named in the form of proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of directors as may be presented by the Board of Directors in accordance with the Company's Bylaws. The Board of Directors has no reason to believe that any nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

Information Regarding Nominees

     The following table sets forth information with respect to each Nominee for election as a director. The information as to age, principal occupation and directorships held has been furnished by each such nominee.

                                                          Served as
                                                          Director
                                                          Continuously
Name and Age              Occupation (1)                  Since         Committee Membership
------------              --------------                  ------------- --------------------

Robert L. Wechsler (71)   Chairman of the Board,          1986          Audit and Compensation
                          Retired(2)

Robert Spivak (56)        President and Chief             1995
                          Executive Officer (3)

Michael Weinstock (57)    Vice Chairman of the Board
                          and Executive Vice President (4)1995

Charles Frank (52).       Director, Parkside              1995          Audit and Compensation
                          Group LLC (5)

Glenn Golenberg (58)      Managing Director,              1995          Audit and Compensation
                          Golenberg & Co. (6)

Keith Wolff (33)          Executive Vice President,
                          Wolff Dinapoli (7)                (8)

----------------

(1) Unless indicated otherwise in the table or in the section of this Proxy Statement captioned "Information Regarding Executive Officers," the individuals named in the table have held their positions for more than five years.
(2) From 1986 until 1995, Mr. Wechsler served as President, Chief Executive Officer and Chairman of the Board of the Company's predecessor, Magellan Restaurant Systems, Inc. ("Magellan"). Mr. Wechsler served as Chairman of the Board of Grill Concepts, Inc. from December 1995 until his employment contract expired in December 1999.
(3) From 1988 until 1995, when Magellan and Grill Concepts, Inc. ("GCI") combined, Mr. Spivak served as President, Chief Executive Officer and a director of the Company's subsidiary, GCI.
(4) From 1988 until 1995, Mr. Weinstock served as Chairman of the Board and Vice President of the company's subsidiary, GCI.

(5) Mr. Frank is a partner in The Parkside Group, a private equity investor. He is also President of CAF Restaurant Services, Inc., a restaurant consulting firm, and, between 1989 and 1994, provided consulting services to GCI. Mr. Frank served as President of MSA Industries, the largest distributor and installer of commercial floor coverings in the country, from 1995 to 1997 when MSA was acquired by DuPont. Prior to 1995, Mr. Frank spent 22 years in the restaurant industry serving as President of both Spectrum Foods, a 16 unit fine dining chain, and Il Fornaio Corporation.
(6) Mr. Golenberg has served as Managing Director of Golenberg & Co., a merchant banking firm, since 1995. From 1991 to 1995, Mr. Golenberg served as Managing Director of Golenberg & Geller, Inc., a merchant banking firm, which provided financial services to the Company and GCI during 1994 and 1995.
(7) Mr. Wolff has served as the Executive Vice President of Wolff Dinapoli LLC, a privately held real estate acquisition, development and management company since 1998. Mr. Wolff is also the President of Hotel Restaurant Properties ("HRP"), which identifies locations and negotiates the opening of Daily Grill and The Grill restaurants in top tier hotel locations. From January 1998 until September 1999 Mr. Wolff consulted as Director of Strategic Development for the Company. From 1993 to 1998, Mr. Wolff was Ownership Representative and Co-General Manager of the Burbank Airport Hilton and Convention Center.

(8)  Nominee for election as first term director.

Information Regarding Executive Officers

     The following table sets forth the names, ages and offices of the present executive officers of the Company. The periods during which such persons have served in such capacities are indicated in the description of business experience of such persons below. Information with respect to non-employee directors is set forth above.

         Robert Spivak (56)             President and Chief Executive Officer
         Michael Weinstock (57)         Executive Vice President and Secretary
         John Sola (47)                 Vice President - Executive Chef

     Officers and directors are elected on an annual basis. The present terms for each director will expire at the next annual meeting of shareholders or at such time as a successor is duly elected. Officers serve at the discretion of the Board of Directors. See "Beneficial Ownership of Common stock."

     There are no family relationships among any of the directors or officers of the Company.

     The following is a biographical summary of the business experience of the present executive officers of the Company.

     Robert Spivak. Mr. Spivak was a co-founder of GCI and served as President, Chief Executive Officer and a director of GCI from 1988 until the Exchange when he assumed the same positions with the Company. Prior to forming GCI, Mr. Spivak co-founded, and operated, The Grill on the Alley restaurant in Beverly Hills in 1984. Mr. Spivak continued to provide management services on a part-time basis as Managing Director of The Grill on the Alley until 1996 when the Company acquired The Grill on the Alley. Mr. Spivak previously served as (i) vice president of Office Construction Company, where he headed that company's restaurant construction division from 1980 to 1983, (ii) a partner of Soup 'n Such from 1976 to 1980, (iii) food department manager of Fedco Stores from 1972 to 1976, and (iv) manager of Redwood House and Smokey Joe's, both family owned restaurant operations, from 1965 to 1972. Mr. Spivak is a director of the California Restaurant Association and a founder and past president of the Beverly Hills Restaurant Association. Mr. Spivak also served on the board of directors of the California Culinary Academy of San Francisco and serves on the executive advisory board of the School of Hotel and Restaurant Management at California State Polytechnic University at Pomona.

     Michael Weinstock. Mr. Weinstock was a co-founder of GCI and served as Chairman of the Board, Vice President, Secretary and a director of GCI from 1988 until the Exchange when he assumed the positions of Vice Chairman of the Board, Executive Vice President, Secretary and director of the Company. Prior to forming GCI, Mr. Weinstock co-founded The Grill on the Alley restaurant in Beverly Hills in 1984. Mr. Weinstock previously served as President, Chief Executive Officer and a director of Morse Security Group, Inc., a security systems manufacturer.

     John Sola. Mr. Sola served as Executive Chef for GCI from 1988 until the Exchange when he assumed the position of Vice President - Executive Chef of the Company. Mr. Sola oversees all kitchen operations, including personnel, food preparation and food costs, as well as monitoring and maintaining the overall performance of the kitchens and establishing procedures and policies in connection with the opening of new Daily Grill restaurants. Mr. Sola, along with Mr. Spivak, created the Daily Grill menu. Prior to joining GCI, Mr. Sola served as opening chef at The Grill on the Alley from inception in 1984 to 1988. Previously, Mr. Sola served in various positions, including Executive Chef, at a wide range of restaurants.

Compliance With Section 16(a) of Exchange Act

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1999. All of the filing requirements were satisfied on a timely basis in 1999. In making these disclosures, the Company has relied solely on written statements of its directors, executive officers and shareholders and copies of the reports that they filed with the Commission.

Committees and Attendance of the Board of Directors

     In order to facilitate the various functions of the Board of Directors, the Board has created a standing Audit Committee and a standing Compensation Committee. The Board of Directors has no standing nominating committee or any committee performing the functions of such committee.

     The functions of the Company's Audit Committee are to review the Company's financial statements with the Company's independent auditors; to determine the effectiveness of the audit effort through regular periodic meetings with the Company's independent auditors; to determine through discussion with the Company's independent auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; to inquire into the effectiveness of the Company's financial and accounting functions and internal controls through discussions with the Company's independent auditors and officers of the Company; to recommend to the full Board of Directors the engagement or discharge of the Company's independent auditors; and to review with the independent auditors the plans and results of the auditing engagement. The members of the Audit Committee are Mr. Frank, Chairman, Mr. Golenberg and Mr. Wechsler.

     The functions of the Company's Compensation Committee include reviewing the existing compensation arrangements with officers and employees, periodically reviewing the overall compensation program of the Company and recommending to the Board modifications of such program which, in the view of the development of the Company and its business, the Committee believes are appropriate, recommending to the full Board of Directors the compensation arrangements for senior management and directors, and recommending to the full Board of Directors the adoption of compensation plans in which officers and directors are eligible to participate and granting options or other benefits under such plans. The members of the Compensation Committee are Mr. Frank, Chairman, Mr. Golenberg and Mr. Wechsler.

     During the year ended December 26, 1999, the Board of Directors held four formal meetings, the Audit Committee held two meetings and the Compensation Committee held one meeting. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, plus (ii) the total number of meetings held by all committees of the Board of Directors on which the director served.

Compensation of Directors

     Each non-employee director of the Company is paid a fee of $500 for each Board of Directors meeting attended and $250 for each committee meeting attended. The Company also reimburses each director for all expenses of attending such meetings. Additionally, each non-employee director is currently granted options, pursuant to the Company's 1998 Comprehensive Stock Option and Award Plan, to purchase 6,250 shares of Common Stock upon their initial appointment as a director. Thereafter, each non-employee director on the day following each annual meeting of shareholders of the Company shall automatically receive options to purchase an additional 1,250 shares, plus an additional 250 shares for each committee on which such non-employee director serves. All such options are exercisable at the fair market value of the Company's Common Stock on the date of grant. Such options are fully vested and exercisable with respect to all of the shares covered on the date of each grant.

     No additional compensation of any nature is paid to employee directors.

Executive Compensation and Other Matters

     The following table sets forth information concerning cash and non-cash compensation paid or accrued for services in all capacities to the Company during the year ended December 26, 1999 of each person who served as the Company's Chief Executive Officer during fiscal 1999 and the four other most highly paid executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 26, 1999 (the "Named Officers").

                                                                                     Long Term
Name and                                       Annual Compensation                 Compensation
Principal Position          Year    Salary($)       Bonus($)       Other ($)    Stock Options(1)(#)
------------------         ------  ----------      ----------     -----------  ---------------------

Robert Spivak               1999    200,000           -0-          33,500 (2)         8,850
  President and             1998    200,000           -0-          33,500 (2)         5,000
  Chief Executive Officer   1997    175,000           -0-          33,500 (2)        12,500

Thomas Saiza (3)            1999    132,000           -0-              (4)            8,850
  Vice President            1998    125,000           -0-              (4)              -0-
  Operations                1997     14,423           -0-              (4)           25,000


--------------------

(1) All stock option quantities have been adjusted to reflect the impact of the 1-for-4 reverse stock split on August 9, 1999.
(2) Mr. Spivak receives the use of a leased automobile and reimbursement of all expenses related to the use thereof ($13,000), a $1,500 per month non-accountable expense allowance ($18,000) and a $1,000,000 term life insurance policy, in addition to vacation benefits, expense reimbursements and participation in medical, retirement and other benefit plans which are generally available to the Company's executives.
(3) Mr. Saiza was hired as Vice President - Operations in November 1997, and left the company in March 2000.
(4) Although the officers receive certain perquisites such as auto allowance and company provided life insurance, the value of such perquisites did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

Stock Option Exercises

     The following table sets forth information concerning the exercise of stock options during 1999 by each of the Named Officers and the number and value of unexercised options held by the Named Officers at the end of 1999:

                                                    Number of Unexercised          Value of Unexercised
                      Shares                             Options at                In-the Money Options
                   Acquired on       Value           at FY-End (#)(1)                at FY-End ($)(2)
  Name             Exercise (#)    Realized ($)    Exercisable  Unexercisable   Exercisable   Unexercisable
---------         --------------  --------------  ------------ --------------- ------------- ---------------

Robert Spivak         -0-             -0-            26,250       18,750            -0-           -0-
Thomas Saiza          -0-             -0-            11,750       22,000            -0-           -0-

----------------

(1) All stock option quantities have been adjusted to reflect the impact of the 1-for-4 reverse stock split on August 9, 1999.
(2) Based on the fair market value per share of the Common Stock at year end, minus the exercise price of "in-the-money" options. The closing price for the Company's Common Stock on December 26, 1999 on the Nasdaq Small-Cap Market was $1.60. Accordingly, none of the options held at year-end were "in-the-money."

Employment Contracts

     Pursuant to the terms of the combination between Magellan and GCI, the Company entered into an employment agreement with its Chairman, Robert L. Wechsler, commencing December 1, 1994 and running for a term of five years. Pursuant to such agreement, Mr. Wechsler served as Chairman of the Board of the Company and received an annual salary of $75,000. Such agreement provided that Mr. Wechsler or his estate would continue to receive payments there under for the full term of the agreement if he were terminated without cause and that Mr. Wechsler or his estate would continue to receive payments for one year in the event of his death or disability.

     Effective January 1, 1999, the Company entered into a three year employment agreement with Robert Spivak, the Company's President and Chief Executive Officer. Mr. Spivak's employment agreement provides for an annual salary of $200,000 in 1999, $210,000 in 2000 and $225,000 in 2001. In addition, such agreement provides that Mr. Spivak shall receive the use of a leased automobile and reimbursement of all expenses related to the use thereof, a $1,500 per month non-accountable expense allowance, five weeks paid vacation per year, a $1,000,000 term life insurance policy, reimbursement of business related travel and meal expenses and participation in all medical, retirement and other benefit plans available to the Company's executives.

     The Company has no other employment agreements with any of its employees.

Beneficial Ownership of Common Stock

     The following table is furnished as of April 1, 2000 to indicate beneficial ownership of shares of the Company's Common Stock by (1) each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (2) each director, nominee for director and Named Officer of the Company, individually, and (3) all officers and directors of the Company as a group. The information in the following table was provided by such persons.

      Name and Address                   Amount and Nature of        Percent
     of Beneficial Owner             Beneficial Ownership (1)(2)(3) of Class (2)
    ----------------------          ------------------------------- ------------
Robert Spivak (4)....................        452,251    (6)(7)         11.2%
Michael Weinstock (4)................        465,469    (6)(8)         11.6%
Richard Shapiro (5)..................        491,876    (6)(9)         12.3%
Aaron Ferrer (10)....................        410,024                   10.2%
Robert L. Wechsler...................        115,492    (11)            2.9%
Charles Frank........................         30,392    (12)               *
Glenn Golenberg......................         60,750    (13)            1.5%
Peter Balas..........................         13,125    (14)               *
Lewis Wolff (15).....................        750,000    (16)           15.9%
Keith Wolff..........................          1,000    (17)               *
All executive officers and directors
 as a group (9 persons).............       1,682,855    (18)           40.6%
---------------------

*    Less than 1%.
(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.
(2) Includes shares of Common Stock not outstanding, but which are subject to options and warrants exercisable within 60 days of the date of the information set forth in this table, which are deemed to be outstanding for the purpose of computing the shares held and percentage of outstanding Common Stock with respect to the holder of such options. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage of any other person.
(3) All stock option quantities have been adjusted to reflect the impact of the 1-for-4 reverse stock split on August 9, 1999.
(4)  Address is 11661 San Vicente  Blvd.,  Suite 404,  Los  Angeles,  California
     90049.
(5)  Address is 10360 Strathmore Drive, Los Angeles, California 90024.

(6) All shares indicated as being held by Messrs. Weinstock, Shapiro and Spivak exclude certain shares held by their spouses, children and certain trusts for the benefit of family members. Messrs. Weinstock, Shapiro and Spivak disclaim any beneficial interest in such shares.
(7) Includes 26,250 shares out of 45,000 shares issuable upon exercise of incentive stock options held by Mr. Spivak.
(8) Includes 12,375 shares out of 21,250 shares issuable upon exercise of incentive stock options held by Mr. Weinstock and 15,625 shares issuable upon exercise of non-qualified stock options .
(9) Includes 26,375 shares issuable upon exercise of non-qualified stock options held by Mr. Shapiro.
(10) Address is 1 Homs Court Hillsborough, California 94010.
(11) Includes 11,800 shares issuable upon exercise of 11,800 incentive stock options held by Mr. Wechsler. Excludes 5,000 shares held by the Wechsler Foundation with respect to which Mr. Wechsler disclaims beneficial ownership.
(12) Includes 10,750 shares issuable upon exercise of non-qualified stock options held by Mr. Frank.
(13) Includes 10,750 shares issuable upon exercise of non-qualified stock options held by Mr. Golenberg.
(14) Includes 10,750 shares issuable upon exercise of non-qualified stock options held by Mr. Balas.
(15) Address is 11828 La Grange Avenue, Los Angeles, California 90025.
(16) Includes (i) 200,000 shares issuable upon conversion of 1,000 shares of Series I Convertible Preferred Stock, (ii) 125,000 shares issuable upon conversion of 500 shares of Series II Convertible Preferred Stock, (iii) 50,000 shares held by Mr. Wolff as Trustee of the Wolff Revocable Trust of 1993, (iv) 187,500 shares issuable pursuant to five year $8.00 Warrants and
     (v) 187,500 shares issuable pursuant to five year $12.00 Warrants. The Series I Convertible Preferred Stock is convertible, at any time, into a number of shares determined by dividing $1,000 per share by $5.00. The Series II Convertible Preferred Stock is convertible commencing June 24, 1998 into a number of shares determined by dividing $1,000 per share by the greater of $4.00 or 75% of the average closing price of the Company's Common Stock over the five trading days immediately preceding conversion, but not higher than $10.00. For purposes hereof, the number of shares shown as being issuable upon conversion of the Series Convertible Preferred Stock is based on a conversion price of $14.00, the minimum conversion price of the Series II convertible Preferred Stock. The five-year $8.00 Warrants and $12.00 Warrants are exercisable to purchase one share of Common Stock per warrant commencing June 24, 2000. Mr. Wolff, as Trustee of the Wolff Revocable Trust of 1993, may be deemed to be the beneficial owner of all such securities.
(17) Includes 1,000 shares issuable upon exercise of non-qualified stock options held by Mr. Keith Wolff.
(18) Includes 138,175 shares of Common Stock subject to stock options and warrants held by the officers and directors and exercisable within 60 days.

Certain Relationships and Transactions

     Since June of 1989, the Company has leased its Cherry Hill restaurant from Denbob Corporation ("Denbob"), a company controlled by Robert L. Wechsler, the Company's Chairman, and Dennis Pedra, the former President of Magellan. The premises are occupied under a twenty year lease with annual rent commencing at approximately $118,500, plus 6% of annual gross sales in excess of $1,800,000, 15% of the landlord's cost for leasehold improvements, equipment and fixtures, and a pro rata share of real estate taxes, insurance and other common area charges. After five years, the Company had the option to pay for all or part of any improvements and reduce or eliminate the 15% additional rent. At the end of each five years, the rent and the gross sales level at which the 6% commences increase by 15%. During fiscal year 1999 the Company paid a total of $244,000 to Denbob for the lease of the Cherry Hill restaurant.

     The Company believes that its leases with Denbob are on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Such belief is based on management's knowledge of the prevailing rental market in the area at the time the leases were entered into, as well as a review of the Company's leases with third party landlords on its other restaurants, each of which contains comparable percentage lease provisions and other charges.

     The Company has entered into transactions with various entities which may be deemed to be controlled by Lewis Wolff. Mr. Wolff is the trustee of the Wolff Revocable Trust of 1993 which holds all of the outstanding preferred stock of the Company and may be deemed to be a controlling shareholder of the Company. Transactions which may be deemed to have been entered into with Mr. Wolff and his affiliates include: (1) lease of the site of the San Jose Grill at the San Jose Fairmont Hotel from an entity in which Mr. Wolff is a part owner, (2) receipt by the Company's 50.05% owned subsidiary of a loan in the amount of $800,000 in connection with the opening of the San Jose Grill, which loan is repayable, with interest at 10%, from substantially all of the operating cash flows of the San Jose Grill with unpaid principal and interest due January 2018,
(3) management of the City Bar & Grill in the San Jose Hilton Hotel, of which Mr. Wolff is a part owner, (4) receipt of a loan in the amount of $500,000 in connection with the conversion of the Burbank Daily Grill, which loan is repayable, with interest at 10%, out of management fees from the restaurant with unpaid principal and interest due December 31, 2003, and (5) entry into an agreement with Hotel Restaurant Properties, Inc. ("HRP"), an entity controlled by a member of Mr. Wolff's family, pursuant to which HRP will assist the Company in locating hotel locations for the opening of restaurants and pursuant to which HRP is entitled to a portion of the fees or profits from those restaurants. Rents in the amount of $78,342 were accrued by the Company with respect to the San Jose Grill during 1999 and were payable at year end.

     The Company has entered into an agreement with Hotel Restaurant Properties, Inc. ("HRP"), of which Mr. Keith Wolff is President. Pursuant to the agreement HRP will assist the Company in locating hotel locations for the opening of restaurants. HRP is entitled to a portion of the fees or profits from those restaurants. $80,651 was received from HRP as a management fee income during 1999. HRP is indebted to the Company in the amount of $129,266 as of December 26, 1999.

     The Company has no existing corporate policy which prohibits or governs the terms of any such transactions. Any such transactions are, however, reviewed by the Audit Committee to determine the fairness of such transactions.

     Other than elections to office, no director, nominee for director, executive officer or associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Compensation Committee Report

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for executives of the Company. The Compensation Committee consists of non-employee Directors who are not eligible to participate in any of the compensation plans or programs it administers, other than the options these individuals receive under the guidelines established for the granting of stock options to Board and Committee members.

     The primary consideration of the Compensation Committee in determining overall compensation is to motivate, reward and retain the best management team to achieve the company's objective and thus compensation is based upon a combination of overall financial performance of the company, the meeting of long term objectives and each individuals experience and past performance, while considering salaries of other executives in similar companies.

     Base Salary. For fiscal 1999, the base salary of the executive officers, other than the Chief Executive Officer and Chairman whose salaries are determined by employment agreements, were set based upon the results of the executive's performance review. Each executive is reviewed by the Chief Executive Officer and given specific objectives, which vary with the executive's position and responsibilities. At the next annual review, the actual performance of the executive is compared to the previously established specific objectives. The results of that comparison, along with the Chief Executive Officer's compensation recommendation, is provided to the committee. The Committee then determines what, if any, adjustments should be made to the proposed compensation.

     Cash Bonus Program. The Company has established a formula for Cash Bonuses to be paid to executive officers which is based upon the overall financial performance of the Company. The formula provides for a pool of money to be split among the various executives. During fiscal 1999 the Company's performance did not meet the required financial performance goals and thus no cash bonuses were paid.

     Stock Options. The Company believes that the granting of stock options serves as a long term incentive to officers and other employees of the Company and its subsidiaries. The 1995 and 1998 stock option plans provide the Company with flexibility in awarding of stock options.

     On December 31,1998 the Company awarded 75,665 options to officers of the Company. Each officer received options based on his responsibilities, contributions and position within the Company. All stock options were granted at the fair market value at the date of grant. One fifth of the options vest annually commencing on the first anniversary of the date of grant.

     1999 Compensation of the CEO. The 1999 salary of the CEO was determined by the Committee in February 1999 when it reviewed Mr. Spivak's prior performance, the Company's future plans and the salaries of CEO's of similarly positioned companies. The Committee entered into a three-year employment agreement with Mr. Spivak.

     On December 28, 1998, the Committee granted Mr. Spivak 8,850 options to purchase shares of Common Stock. In granting these options the Committee relied on its own assessment of the Company's 1998 results of operations and its expansion under the CEO's leadership.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code contains provisions, which could limit the deductibility of certain compensation payments to the Company's executive officers. The Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance based compensation. The policy of the Company is to design its compensation programs generally to preserve the tax deductibility of compensation paid to its executive officers. The Committee could determine, however, taking into consideration the burdens of compliance with Section 162(m) and other relevant facts and circumstances, to pay compensation that is not fully deductible, if the Committee believes such payments are in the Company's best interests.

     Compensation Committee Interlocks and Insider Participation. One of the members of the Compensation Committee has been an officer of the Company. Mr. Wechsler served as the Chairman of the Board for the Company from December 1995 to December 1999. Mr. Golenberg and Mr. Frank have both previously served the company in a consulting capacity. Neither Mr. Golenberg nor Mr. Frank provided consulting services to the company during the fiscal year ending 1999.

                                                     Charles Frank, Chairman
                                                     Robert Wechsler,
                                                     Glenn Golenberg


Company Performance

     The following graph compares the cumulative total investor return on the Company's Common Stock for the five years ended December 26, 1999 with the S&P SmallCap 600 Restaurant Index (the "Restaurant Index") a peer group of companies, consisting of Ark Restaurant Corp., Il Fornaio America Corp., Jerry's Famous Deli, Inc., Mexican Restaurants, Inc., and Morgan's Foods, Inc. (the "Peer Group").

     The graph displayed below is presented in accordance with Securities and Exchange Commission requirements. Shareholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.




   (graph appears at this location depicting the following stock performance)





                       Base Period
                        December    December    December     December    December   December
                        31 1994     31 1995     31 1996      31 1997     31 1998    31  1999
                       -----------  ---------   --------     --------    --------   --------
Grill Concepts, Inc.      100          43.48      46.75       38.05       31.51       13.99
Restaurant Index          100         129.96     156.12      190.56      186.73      210.81
Peer Group                100          72.33      59.43       34.97       23.28       22.31

                                   PROPOSAL 2
                              INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2000, and recommends that the shareholders vote for ratification of such appointment. PricewaterhouseCoopers were the independent auditors for the Company in 1999 and 1998. Coopers & Lybrand LLP, a predecessor firm of PricewaterhouseCoopers, were also the Company's independent auditors in fiscal year 1997. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate inquiries from shareholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     In order for shareholder proposals to be included in the Company's Proxy Statement and proxy relating to the Company's 2001 Annual Meeting of Shareholders, such proposals must be received by the Company at its principal executive offices not later than January 1, 2001.

                            EXPENSES OF SOLICITATION

     All of the expenses of soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's Common Stock, will be borne by the Company.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. In the event any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote all such proxies in accordance with their best judgment on such matters.

     Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.




                                                              Michael Weinstock
                                                              Secretary

Los Angeles, California
April 26, 2000

                              GRILL CONCEPTS, INC.
                       11661 San Vicente Blvd., Suite 404
                          Los Angeles, California 90049

                    Proxy for Annual Meeting of Shareholders
                           to be held on June 21, 2000

           This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints Robert Spivak and Michael Weinstock, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the "Meeting") of Grill Concepts, Inc., a Delaware corporation (the "Company"), on June 21, 2000, at 9:30 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

     1. GRANTING _____ WITHHOLDING _____ authority to vote for the election as directors of the Company the following nominees: Robert L. Wechsler, Robert Spivak, Michael Weinstock, Charles Frank, Glenn Golenberg and Keith Wolff.

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

     2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent certifying accountants.

                   FOR                   AGAINST             ABSTAIN
            -------               -------             -------

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

                         Please sign exactly as your name appears hereon.
                         When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

                         DATED:             , 20
                               -------------    -------

                         Signature:
                                   ---------------------------------------------
                         Signature if held jointly:
                                                   -----------------------------

PLEASE  MARK,  SIGN,  DATE AND RETURN  THIS PROXY  PROMPTLY  USING THE  ENCLOSED
ENVELOPE